Exhibit 5.1

Stephanie G. Heim

Vice President, Corporate Counsel and Secretary

Public Storage, Inc.

701 Western Avenue

Glendale, California 91201-2397

December 5, 2005

Public Storage, Inc.

701 Western Avenue

Glendale, California 91201-2397

Gentlemen:

As Vice President, Corporate Counsel and Secretary of Public Storage, Inc. (the “Company”), I have examined the Registration Statement on Form S-3, which is expected to be filed by the Company with the Securities and Exchange Commission (the “Commission”) on or about the date of delivery of this opinion (the “Registration Statement”), which includes a Prospectus to be used in connection with securities registered under the Registration Statement (the “Prospectus”). The Prospectus relates to the offer and sale of (i) shares of common stock, par value $.10 per share (the “Common Shares”), (ii) shares of preferred stock, par value $.01 per share (the “Preferred Shares”), (iii) shares of equity stock, par value $.01 per share (the “Equity Shares”), (iv) depositary shares (the “Depositary Shares”) representing a fractional interest in a Preferred Share or an Equity Share, (v) warrants (the “Warrants”) and (vi) debt securities (the “Debt Securities” and, together with the Common Shares, the Preferred Shares, the Equity Shares, the Depositary Shares and the Warrants, the “Securities”).

I am familiar with the proceedings taken or to be taken by the Company relating to the authorization and issuance of the Common Shares, the Preferred Shares, the Equity Shares, the Depositary Shares and the Warrants in the manner set forth in the Registration Statement. I have also examined the Company’s Restated Articles of Incorporation (the “Charter”) and Revised Bylaws (the “Bylaws”) and have made such other investigation as I have deemed necessary in order to express the opinions contained herein.

For purposes of this opinion letter, I have assumed that (i) the issuance, sale, amount and terms of any Securities of the Company to be offered from time to time will have been duly authorized and established by proper action of the Company, consistent with the procedures and terms described in the Registration Statement and in accordance with the Charter, the Bylaws and applicable California law, in a manner that does not violate any law, government or court-imposed order or restriction or agreement or instrument then binding on the Company otherwise impair the legal or binding nature of the obligations represented by the applicable Securities; (ii) at the time of the offer, issuance and sale of any Securities, the Registration Statement will have been declared effective under the Securities Act of 1933, as amended, and no stop order suspending the effectiveness of the Registration Statement will have been issued and remain in effect; (iii) any Debt Securities will be issued pursuant to an indenture that has been qualified under the Trust Indenture Act of 1939, as amended; (iv) before the issuance of any Preferred Stock, Depositary Shares or Equity Shares, appropriate certificates will be filed for recordation with the Secretary of the State of the State of California; (v) any Depositary Shares will be issued under one or more deposit agreements by the financial institution identified therein as depositary, each deposit agreement to be between the Company and the financial institution or other party identified therein as a depositary, for which the governing law shall be the laws of the State of New York; (vi) any Warrants will be issued under one or more warrant agreements, each to be between the Company and a financial institution or other party identified therein as warrant agent, for which the governing law shall be the laws of the State of New York; (vii) if being sold by the issuer thereof, the Securities will be delivered against payment of valid consideration therefor and in accordance with terms of the applicable action of the Board of Directors of the Company authorizing such sale and any applicable underwriting agreement or purchase agreement and as contemplated by the Registration Statement and/or the applicable prospectus supplement; and (viii) the Company will remain a California corporation.

To the extent that the obligations of the Company with respect to the Securities may be dependent upon such matters, we assume for purposes of this opinion that the other party under the applicable indenture for any Debt Securities, under the warrant agreement for any Warrants, and under the deposit agreement for any Depositary Shares, namely, the applicable trustee, the warrant agent or the depositary, respectively, is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; that such other party is duly qualified to engage in the activities contemplated by such indenture, warrant agreement or deposit agreement, as applicable; that such indenture, warrant agreement or deposit agreement, as applicable, has been duly authorized, executed and delivered by the other party and will constitute the legal, valid and binding obligation of the other party enforceable against the other party in accordance with its terms; that such other party is in compliance with respect to performance of its obligations under such indenture, warrant agreement or deposit agreement, as applicable, with all applicable laws and regulations; and that such other party has the requisite organizational and legal power and authority to perform its obligations under such indenture, warrant agreement or deposit agreement, as applicable.

It is my opinion that:

1.	The Company is a corporation duly organized and validly existing in good standing under the laws of the State of California.

2.	The Debt Securities (including any Debt Securities duly issued upon the exercise of Warrants), upon due execution and delivery of an indenture relating thereto on behalf of the Company and the applicable trustee named therein, and upon authentication by such trustee and due execution and delivery on behalf of the Company in accordance with the applicable indenture and any supplemental indenture relating thereto, will constitute valid and binding obligations of the Company.

3.	The Preferred Shares and Equity Shares (including any Preferred Shares or Equity Shares represented by Depositary Shares or that are duly issued upon the exercise of Warrants and, if applicable, receipt by the Company of any additional consideration payable upon such exercise), upon receipt by the Company of the consideration for the Preferred Shares and Equity Shares, as applicable, specified in the resolutions of the Board of Directors, will be validly issued, fully paid and nonassessable.

4.	The Common Shares (including any Common Shares that are duly issued upon the exchange or conversion of Debt Securities or Preferred Shares that are exchangeable or convertible into Common Shares or upon the exercise of Warrants and, if applicable, receipt by the Company of any additional consideration payable upon such conversion, exchange or exercise), upon receipt by the Company of the consideration for the Common Shares specified in the resolutions of the Board of Directors, and due execution and delivery on behalf of the Company of certificates therefore, will be validly issued, fully paid and nonassessable.

5.	The Warrants, upon due execution and delivery of a warrant agreement relating thereto on behalf of the Company and the warrant agent named therein and due authentication of the Warrants by such warrant agent, and upon due execution and delivery of the Warrants on behalf of the Company against payment therefor, will constitute valid and binding obligations of the Company.

6.	The depositary receipts evidencing the Depositary Shares, upon due countersignature thereof and issuance against a deposit of duly authorized and validly issued Preferred Stock in accordance with the deposit agreement relating thereto, will be validly issued and entitle the holders thereof to the rights specified in such depositary receipts and deposit agreement.

In addition to the qualifications, exceptions and limitations elsewhere set forth in this opinion letter, the opinions expressed in paragraphs (2), (5) and (6) above are also subject to the effect of bankruptcy, insolvency, reorganization, receivership, moratorium and other laws affecting creditors’ rights (including, without limitation, the effect of statutory and other law regarding fraudulent conveyances, fraudulent transfers and preferential transfers) and the exercise of judicial discretion and the application of principles of equity, good faith, fair dealing, reasonableness, conscionability and materiality (regardless of whether the Securities are considered in a proceeding in equity or at law).

This opinion letter has been prepared for your use in connection with the Registration Statement and speaks as of the date hereof. I assume no obligation to advise you of any changes in the foregoing subsequent to the effective date of the Registration Statement.

I hereby consent to (i) the reference to me under the caption “Legal Opinions” in the prospectus comprising part of the Registration Statement, and (ii) the filing of this opinion as an exhibit to the Registration Statement or amendments thereto. In giving this consent, I do not thereby admit that I am an “expert” within the meaning of the Securities Act of 1933, as amended.

Very truly yours,

/s/ Stephanie G. Heim

Stephanie G. Heim